REAL ESTATE PURCHASE AND SALE AGREEMENT

                                 by and between


               Eight Farm Springs Road Associates, LLC as "Seller"

                                       and

                        Farm Springs Road LLC as "Buyer"


                          Dated as of February 1, 2008



 Counsel for Buyer:                         Counsel for Seller:
 Eric Rubenstein                            David R. Glissman
 Ruskin, Moscou & Faltischek                MacDermid, Reynolds & Glissman, P.C.
 1425 RexCorp Plaza                         86 Farmington Avenue
 East Tower, 15th Floor                        Hartford, CT  06105
 Uniondale, New York 11556-1425
 Ph (516)-663-6513                          Ph (860) 278-1900
 Fax (516) 663-6713                         Fax (860) 547-1191
 Email: erubenstein@rmfpc.com               Email:  dglissman@mrglaw.com

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT ("Agreement"), made and delivered effective as of February 1, 2008, by and between EIGHT FARM SPRINGS ROAD ASSOCIATES, LLC, a Connecticut limited liability company, having an office c/o ESCO Realty, Inc., 330 Whitney Avenue, Suite 450, Holyoke, Massachusetts 01040 (the "Seller") and FARM SPRINGS ROAD LLC, a New York limited liability company with an address of c/o GTJ REIT, INC., 444 Merrick Road, Lynbrook, New York 11563 (the "Buyer").

     SECTION 1. Agreement of Buyer and Seller.

     1.1. Agreement. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to that certain real property commonly known as 8 Farm Springs Road, situated in the Town of Farmington, County of Hartford, and State of Connecticut, which property is more particularly described in Exhibit A attached hereto, incorporated herein and made a part hereof (the "Premises"), together with all of Seller's right, title and interest, if any, in and to any improvements thereon and appurtenances thereto and any land lying in the bed of any street, road or avenue, opened or proposed, adjacent to the Premises, to the center line thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Premises by reason of change of grade of any street.

     SECTION 2. Date and Place of Closing.

     2.1. Date, Time and Location. Delivery of the Deed of conveyance, assignment of the Lease, payment of the Purchase Price and consummation of the transaction herein set forth (collectively the "Closing") shall occur on March 3, 2008 at 10:00 a.m. (Hartford, Connecticut local time), at the offices of LandAmerica Title Insurance Company located at 175 Capital Boulevard - Suite 100 Rocky Hill, CT 06067 ("Escrow Agent"). The Closing shall occur in escrow at Escrow Agent's office utilizing the services of Escrow Agent as the transaction escrow agent. Buyer and Seller agree to share equally and pay such share at time of Closing, the cost of the Escrow Agent for the performance of the escrow services. Buyer shall be solely responsible for all costs associated with Escrow Agent's title services including, without limitation, search and bring-down fees, title commitment fees, recording fees and title insurance premiums. All transaction documents and funds required by this Agreement to be paid and delivered in order for Escrow Agent to consummate the Closing shall be paid and delivered by each of the parties to the Escrow Agent not later than close of Escrow Agent's business on the Business Day immediately preceding the date of Closing (and for purposes of this Agreement, a "Business Day" shall mean a Monday, Tuesday Wednesday, Thursday or Friday in which the banks in Hartford, Connecticut are generally open for business); such payment and documents to be sufficient in amount and form as is necessary to comply with each party's obligations hereunder. Each of the Seller's and Buyer's legal counsel shall prepare escrow instructions for the Escrow Agent directing said Escrow Agent as to the assemblage and distribution of each of said documents and funds consistent with the terms and conditions of this Agreement. The transaction herein contemplated shall be consummated by Escrow Agent on the aforesaid Closing date in accordance with said escrow instructions and this Agreement except that if said escrow instructions shall be inconsistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control and the parties shall be bound hereby. Seller represents that its lender has instructed it to give it fourteen (14) Days prior notice of the Closing
(collectively the "Pre-Payment Notice Loan Obligation"). Without limitation to any other rights or remedies of Seller hereunder for a breach by Buyer of its obligations hereunder, Seller shall have the right and power on not less than three (3) Business Days notice to Buyer to reschedule the Closing to a date determined by Seller which shall be not later than the earlier of (i) the expiration date of any loan commitment obtained by Buyer for financing of Buyer's purchase of the Premises or (ii) Thirty One (31) Days following the date previously scheduled for Closing (and for purposes of this Agreement, the term "Days" shall mean any day of the week). Notwithstanding the foregoing, the parties hereby agree that if required pursuant to Seller's Pre-Payment Notice Loan Obligation, Seller shall have the right to further adjourn the Closing to the earliest date after the date established pursuant to the preceding sentence as shall be necessary to comply with Seller's payoff obligations. TIME IS OF THE ESSENCE TO THE DATE OF CLOSING AND TO THE FUNDING OF SELLER'S PAYOFF TO ITS LENDER ON OR BEFORE 2:00PM LOCAL NORTH CAROLINA TIME.

     SECTION 3. Purchase Price and Manner of Payment.

     3.1 Purchase Price. Buyer shall pay to Seller as full consideration for the Premises the total sum of Twenty Three Million Three Hundred Thousand and 00/100 ($23,300,000.00) Dollars ("Purchase Price").

     3.2 Manner of Payment. Subject to such adjustments as are provided for under this Agreement, Buyer shall pay the Purchase Price to Seller as follows:

          3.2.1 Initial  Deposit.  Buyer has  deposited an initial  deposit with
     Escrow   Agent  of  Two  Million   Three   Hundred   Thousand   and  00/100
     ($2,300,000.00) Dollars (the "Deposit").

          3.2.2   Balance  Due.  The  sum  of  Twenty  One  Million  and  00/100
     ($21,000,000.00) Dollars, constituting the balance of the Purchase Price ("Balance Due"), shall be paid to Seller at time of Closing by wire transfer of immediately available funds in an account designated by Seller. The Balance Due together with the Deposit, less any disbursements authorized by Seller pursuant to Seller's counsel's escrow instructions, must be received and deposited to Seller's designated account as aforesaid, no later than 2:59 pm Springfield, Massachusetts time and the Seller's loan payoff must be received by Seller's lender by no later than 2:00pm, North Carolina local time, in order for said funds to be deemed received by
     Seller. The Balance Due together with Deposit, less authorized disbursements as aforesaid, must be received by Seller and its lender as aforesaid as and when required hereby in order for the Closing to be deemed consummated.

     3.3 Escrow Agreement. The Deposit shall be placed in escrow, and shall be held and disbursed, pursuant to this Agreement as modified by the Escrow Rider attached hereto as Exhibit 3.3 which Seller and Buyer agree to execute and deliver concurrent with the execution and delivery of this Agreement. The Escrow

Agent shall place the Deposit in an interest bearing account utilizing the taxpayer identification number of the Buyer and except in the case of a default by Buyer hereunder entitling Seller to receive the Deposit with interest accrued thereon, Buyer shall receive the benefit of the interest earned thereon as a credit against the Purchase Price if paid to Seller or by receiving same upon termination of the Escrow Account.

     SECTION 4. Representations and Warranties of Seller.

     4.1 Seller's Representations and Warranties. Seller represents and warrants to Buyer as of the date hereof that:

     a. The Hartford Fire Insurance Company (the "Tenant") is the sole tenant at the Premises, and occupies same pursuant to a written lease dated November 15, 1996, as amended pursuant to a first amendment dated July 2, 1997 (collectively, the "Lease"), a true copy of which Lease is annexed herein as Exhibit 4.1(a). The parties acknowledge that the Tenant has referenced in a prior estoppel certificate a December 30, 1996 letter as amending the Lease which Seller has been unable to obtain a copy of and as to which Seller makes no representation. Buyer shall have the right to terminate this Agreement and receive a refund of the Deposit together with accrued interest thereon hereunder as its sole remedy if said letter modifies the Lease in a materially adverse manner, as determined by the Buyer in its discretion, provided notice of such termination is given to Seller no later than Five (5) Days following Buyer's receipt of a copy thereof but in no case later than the date of Closing.

     b. Seller has no knowledge of any individual or entity being in possession of or occupying any portion of the Premises except the Tenant, pursuant to the Lease (although Seller makes no representation as to any parties occupying same by or through the Tenant).

     c. The rents set forth in the Lease are currently being charged and collected for the periods set forth in the Lease.

     d.   The Lease is in full force and effect without modification.

     e.   Seller has received no security deposit from Tenant under the Lease.

     f. Seller has not granted, nor does Seller have any actual knowledge of, any option agreements or rights of first refusal with respect to the purchase of the Premises or any other unexpired rights in favor of third persons to purchase or otherwise acquire the Premises or any portion of the Premises or any interest in the Premises or any interest in Seller and no third persons will obtain such right or option as a result of the execution of this Agreement on account of any agreement to which Seller is a party or of which Seller has actual knowledge.

     g.   Intentionally left blank.

     h. Tenant is not more than 30 days in arrears with respect to the payment of rent.

     i. There are no leasing commissions due or to become due with respect to any lease or renewal thereof, including but not limited to the Lease, to which Seller is a party.

     j. No written notice of default or breach on the part of the landlord under any lease, including but not limited to the Lease, has been received by Seller or its agents or attorneys from any tenant, individual or entity, including but not limited to the Tenant which remains outstanding and uncured (except that Buyer acknowledges Seller has advised Buyer of Tenant's initial claim that Seller was obligated to make certain repairs to the Premises as more particularly set forth in a letter dated July 10, 2007 from Grubb & Ellis on behalf of Tenant to Seller and the Tenant's undertaking in connection therewith as set forth in the letter from Grubb & Ellis dated November 26, 2007).

     k. Seller has received no actual notice that there are currently any residential tenants occupying any portion of the Premises.

     l. Seller has not entered into any oral agreements or service and maintenance agreements with respect to the Premises that will be binding upon the Buyer as a successor to Seller's ownership interest therein and there are no other contracts or other obligations relating to the Premises which will be applicable after Closing to which Seller is a party other than those set forth in this Agreement, the Lease and as of record may appear.

     m. Seller has no knowledge of any action, suit, proceeding, litigation or known investigation pending which may materially adversely affect the Premises or the Seller, and Seller does not have knowledge of any threatened or pending governmental investigation involving Seller or any of its products or services, including inquiries, citations, or complaints by any Federal, State or local governmental or administrative body or the Premises.

     n. Seller has not commenced any tax reduction proceedings with respect to all or any portion of the Premises and (although Seller makes no representation as to any actions of the Tenant including, without limitation, any tax appeals filed by Tenant, which Seller has not received written notice of from the Tenant).

     o.   Intentionally left blank.

     p. Seller has received no notice from any governmental agency that the Premises is the subject of any condemnation proceedings.

q.            Intentionally left blank.

     r.   Intentionally left blank.

     s. Seller represents that it is not a foreign person as such term is defined in the Foreign Investment in Real Property Tax Act.

     t. The execution and delivery by Seller of this Agreement and all documents to be executed and delivered pursuant hereto by Seller and the performance by Seller of its obligations hereunder and thereunder have been duly and validly authorized by all necessary action on the part of the Seller, and no further vote, approval or consent of any other party is required.

     u. There are no governmental approvals required for or in connection with the valid execution and delivery of or compliance with this Agreement by Seller although Seller makes no representation or warranty concerning any permits or approvals associated with the Premises and what, if any, transfer requirements may be associated therewith.

     v. The execution and performance of this Agreement by Seller or any of its members will not result in a breach of or constitute a default or violation under (i) any agreement or other document to or by which Seller is a party or is bound or any of its respective properties is subject; or (ii) any statute, decree, judgment, order or rule of any court or governmental authority which is binding on Seller, although Seller makes no representation or warranty concerning any permits or approvals associated with the Premises and what, if any, transfer requirements may be associated therewith.

     w.   Intentionally left blank.

     x. Seller has not conveyed or entered into any agreement to transfer any excess development rights which may be appurtenant to the Premises in their current condition under any zoning resolution or other law applicable thereto.

     y. Seller has not filed any application to effect a rezoning of the Premises which remains pending, although Seller makes no representation or warranty concerning any actions of the Tenant, including, without limitation, any applications the Tenant may have pending.

     z. Seller has not received any written notice from the Tenant that Tenant will not extend the term of the Lease, but Seller makes no representation as to any course of action which Tenant may ultimately elect to take, including without limitation, a failure to extend the term of its Lease.

     All the  representations and warranties of Seller contained in this Section
4.1 shall be deemed to be conditions to the performance by Buyer of Buyer's obligations hereunder. Any material breach of such warranties and representations shall allow Buyer the right to cancel this Agreement and receive a return of the Deposit and accrued interest, plus the cost of Buyer's title searches, due diligence investigation, environmental investigations, survey and reasonable attorneys fees.

     All of the representations and, warranties set forth in this Section 4.1 shall be deemed made by Seller to Buyer as of the date of this Agreement and also as of the date of Closing and solely in the case of those made as of the date hereof and not those remade as of Closing, shall survive the Closing for a period of one year although Buyer's remedy for a breach by Seller of the remade representations shall be limited as follows: (a) if Seller is unable to remake a representation as of Closing because of a change in facts or circumstances occurring on or after the date hereof which was not caused by a breach by Seller of any covenant contained in this Agreement, then Buyer's sole remedy for a breach of the remade representation or warranty shall be to terminate this Agreement prior to Closing and receive a refund of the Deposit together with interest accrued thereon and Buyer hereby unconditionally and irrevocably releases and discharges Seller from any other claim, liability and remedy on account thereof, accepting this limited remedy as Buyer's sole and exclusive remedy; and (b) if Seller is unable to remake a representation as of Closing because of a change in facts or circumstances occurring on or after the date hereof which was caused by a breach by Seller of any covenant contained in this Agreement, then without limitation to any other remedy afforded Buyer under this Agreement for a breach by Seller of a covenant herein contained, Buyer shall have the remedies set forth in the immediately preceding paragraph for a breach of Seller representation. In all cases, Buyer shall have no right or remedy if the breach of the representation or warranty is immaterial.

     4.2 Seller's Further Obligations. Seller covenants to Buyer that from and after the date hereof:

     a.   Intentionally left blank.

     b. Except for the "STC Certificate" as hereinafter defined, Seller shall not hereafter willingly and voluntarily record any declaration, covenant, restriction or easement of record or any mortgage, lien, pledge, or other encumbrances encumbering title to the Premises other than those permitted hereunder (although nothing herein shall prohibit Seller from complying with any obligation to do so under the Lease provided Seller receives Buyer's prior consent which consent Buyer agrees to not unreasonably withhold, condition or delay).

     c. Seller shall not hereafter enter into any leases for the Premises, or grant any extension or renewal of the Lease without Buyer's consent (although this provision shall not be deemed to limit any right of the Tenant to extend or renew, or preclude Seller from consenting thereto if obligated to do so under the Lease provided that, in those cases where its consent is requested, Seller shall first give notice thereof to Buyer and obtain Buyer's prior consent which shall not be unreasonably withheld, conditioned or delayed).

     d. Seller shall not make, or consent to any request by Tenant for, any applications for building or alteration permits or zoning changes, although this provision shall not be deemed to limit any right of the Tenant to so do or to require Seller to so do, or preclude Seller from consenting thereto, if obligated to do so under the Lease, provided that, in those cases where its consent is requested, Seller shall first give notice thereof to Buyer and obtain Buyer's prior written consent which shall not be unreasonably withheld, conditioned or delayed.

     e. Seller shall not hereafter consent to any request by Tenant to perform alterations to the Premises although this provision shall not be deemed to limit (i) any right of the Tenant to so do or to require
          Seller to so do, or preclude Seller from consenting thereto, if obligated to do so under the Lease, provided that Seller shall, in those cases where its consent is requested, first give notice thereof to Buyer and obtain Buyer's prior written consent which shall not be unreasonably withheld, conditioned or delayed and (ii) Tenant from performing the Premises repair work referenced above in connection with the Grubb & Ellis letter dated November 26, 2007. Seller assumes no obligation in connection with, and shall have no liability or obligation to Buyer, for or with respect to any work or alterations performed by the Tenant as this covenant is limited solely to the actions of the Seller as landlord.

     f.   Intentionally left blank.

     g.   Intentionally left blank.

     h. Seller shall not enter into any new construction, management, maintenance or service contracts which might become the obligation of Buyer nor modify, amend, supplement, cancel, accept the surrender of or renew any such contracts which exist at present and to which Seller is a party without Buyer's prior written consent.

     i. Seller shall not hereafter commit to enter into or make any brokerage agreement with respect to the leasing of any portion of the Premises.

     j. Seller shall not willfully and voluntarily take any action which will cause any of the Seller's covenants in this Agreement to be violated or any of Seller's representations or warranties in this Agreement become untrue.

     k. Seller shall promptly inform Buyer in writing of any material event affecting ownership or title to the Premises of which Seller receives actual notice but Seller shall have no such obligation as to any such material events that Buyer shall become aware of.

     l. Seller shall maintain, at its expense, its current insurance coverage with policy limits of no less than the amounts set forth on the insurance certificate annexed hereto as Exhibit 4.2(l) through the date of expiration of the current policy, subject, however, to any actions of the insurer and the terms of said policy or policies (but in no case less than what is required of Seller pursuant to the Lease). Buyer acknowledges that the Seller's current policy or policies expire on or about March 7, 2008 and Seller covenants that it shall renew said policy or obtain coverage substantially similar thereto (but in no case less than what is required of Seller pursuant to the Lease) and shall maintain said policy in full force and effect throughout the balance of the term of this Agreement, subject, however, to any actions of the insurer and terms of said policy or policies (but in no case less than what is required of Seller pursuant to the Lease).

     All the covenants of Seller contained in this Section 4.2 shall be deemed to be conditions to the performance by Buyer of Buyer's obligations hereunder. Any material breach of or failure to materially perform such covenants shall allow Buyer the right to cancel this Agreement and receive a return of the Deposit and accrued interest, plus the cost of Buyer's title searches, due diligence investigation, environmental investigation, survey and reasonable attorneys fees.

     SECTION 4A. Representations and Warranties of Buyer.

     To induce Seller to enter into this Agreement, Buyer represents and warrants to Seller that:

     4A.1 No Reliance; Independent Investigation. Buyer and Seller agree, acknowledge and represent that, except as otherwise set forth in this Agreement, Buyer is entering into this Agreement and shall perform all of its obligations hereunder and consummate the transaction contemplated by this Agreement solely in reliance on and as a result of Buyer's own investigations and efforts (including Buyer's inspection of the Premises and such other investigations, examinations and inspections as Buyer has chosen to make or has made) and at Buyer's sole risk, cost and expense, including, without limitation, the risk that Buyer's inspection of the Premises and such other investigations, examinations and inspections may not reveal any or all adverse or existing conditions, aspects or attributes of the Premises. Buyer acknowledges that Seller has afforded Buyer the opportunity for full and complete investigation, examination and inspection of the Premises. Buyer acknowledges that this paragraph was a negotiated part of this Agreement and serves as an essential component of consideration for the same. Without limiting the generality of the foregoing, the parties specifically acknowledge that Buyer has had an opportunity to fully inspect the Premises, including, but not limited to, the physical condition of the Premises (including all environmental concerns), and the Purchase Price has been negotiated to eliminate all claims, whether known or unknown, relating to the condition of the Premises and all aspects and attributes thereof, including, without limitation, all environmental matters. Consequently, Buyer hereby, on behalf of itself and all those claiming by or through it, irrevocably and unconditionally releases Seller from, and this clause bars all past, present or future claims, whether or not presently known, which could be brought by Buyer and all those claiming by or through Buyer, concerning, the condition of the Premises and all aspects and attributes thereof, specifically including, without limitation, all claims pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any other Environmental Laws. Notwithstanding the parties' intent that all such claims be barred, should a court of competent jurisdiction deem otherwise, this subsection and other similar provisions of this Agreement are intended by the parties to serve, and shall serve, as the overwhelming, primary factor in any equitable apportionment of damages under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any other Environmental Laws. This provision shall not be deemed, however, to release Seller from any covenants contained in this Agreement or in any documents executed and delivered at time of Closing. The provisions of this subsection shall survive the Closing and the delivery of the Deed or any expiration or termination of this Agreement. Notwithstanding the above, nothing herein shall be deemed to release Seller from its own fraud intended to induce Buyer to enter into this Agreement.

     4A.2 Existence of Buyer. Buyer exists as a limited liability company under the laws of the State of New York.

     4A.3 Power and Authority. Buyer has full power and authority to execute and deliver this Agreement and perform all of its obligations under this Agreement;

     4A.4 Due Authorization. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms and Buyer has obtained the consent of all entities and parties (whether private or governmental) necessary to bind Buyer to this Agreement;

     4A.5 No Financing or Evaluation. Buyer acknowledges that the Closing is not conditioned upon Buyer obtaining third party financing to consummate the Closing or satisfying any evaluation contingency. This Agreement contains NO Financing Contingency or Evaluation Contingency.

     4A.6 ERISA. Buyer is not acquiring the Premises with the assets of an employee benefit plan as defined in Section 3 (d) of the Employee Retirement Income Security Act of 1974.

     SECTION 5. Seller's Closing Obligations.

     At Closing, Seller shall deliver the following to Buyer:

     5.1 Special Warranty Deed. A fully executed, witnessed and acknowledged Special Warranty Deed in the form attached hereto as Exhibit 5.1.

     5.2 Conveyance Taxes. Properly completed and executed state and municipal conveyance tax statements for filing with the appropriate Town Clerk, together with checks, at Seller's expense, to the order of the appropriate officers in payment of such taxes.

     5.3 Lease Assignment. An assignment of the Lease in the form of Exhibit 5.3 attached hereto pursuant to which Seller shall assign, and Buyer shall assume, the Lease.

     5.4 Title Certificate.  A certification signed by Seller and in the form of
Exhibit 5.4 affirming, that no work has been performed at or materials supplied to the Premises within the ninety (90) Day period preceding the Closing other than such matters for which the payment of the cost thereof shall be the responsibility of Seller (or properly executed lien waivers of the same in lieu thereof, where applicable) and that there are no tenant's in possession except pursuant to the Lease and, subject to the limitations on Seller's obligation set

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forth in Section  12.24  below,  a  certification  signed by Tenant as  required pursuant to Section 4 or the First Lease Amendment. Seller shall take exception on said certification for any work for or materials provided to the Tenant, and or any actions of the Buyer and its consultants and advisors.

     5.5 Foreign Investment for Real Property Tax Act. Affidavit signed by Seller in the form of Exhibit 5.5 regarding the Foreign Investment In Real Property Tax Act.

     5.6 Evidence of Authority. A certificate of legal existence for Seller dated within 30 Days of Closing and an authorizing resolution of Seller authorizing the transactions herein contemplated and identifying the individual authorized to execute and deliver documents on the part of the Seller.

     5.7 Keys. Such keys, security codes and access cards to the Premises as Seller shall have possession of.

     5.8 No Further Assurances. Except as otherwise set forth in this Agreement, Seller shall have no obligation whatsoever to execute, deliver, or provide to Buyer any additional instrument, document or item.

     5.9 Original Lease. To the extent in Seller's actual possession, an original of the Lease and any Tenant records. If Seller's original Lease shall be lost or damaged, Seller shall provide Buyer with a true, accurate and complete copy thereof so certified by the Seller.

     5.10 Intentionally left blank.

     5.11 Documents. Any other documents required or contemplated by this Agreement to be delivered by Seller or, as to delivery of documents, any other documents reasonably and customarily required to be delivered by a seller in connection with the sale of real property in Farmington, Connecticut or otherwise reasonably requested by Buyer, in order to effectuate the provisions of this Agreement provided that the same shall in no manner result in any additional cost, liability or obligation on the part of the Seller, nor alter in any manner the rights and obligations of the Seller as set forth herein.

     5.12  Warranties.   Any  warranties  on  any  equipment,   if  in  Seller's
possession.

     5.13 Letter to Tenant. A letter to Tenant advising of the sale of the Premises to Buyer and directing payment of rent and other charges to Buyer. 5.14 STC Certificates. Attached hereto as Schedule

     5.14  are  copies  of  certain  STC  certificates  (collectively  the  "STC
Certificate"). Seller agrees that at time of Closing, Seller shall deliver original certified copies thereof and Buyer agrees that it shall instruct its title insurance company to record same on the land records of the Town of
Farmington   concurrent  with  recording  of  the  Deed  and  other  transaction documents.

     5.15 Past Due Rent. Notwithstanding anything to the contrary, all rents and additional rents shall be apportioned as and when collected. All rents collected from and after the date of Closing shall be apportioned in the following order of priority: (i) first to any month or months following the month in which the Closing occurs until Buyer is current in the collection of its rent; (ii) then to the month in which the Closing occurs; and (iii) then to the payment of arrears, if any, due Seller. To the extent that additional rent has accrued but is not billable or payable prior to Closing, Seller shall cooperate with Buyer to assist Buyer in remitting bills to tenants in a timely manner, and if, as and when payment of additional rent is actually collected by Buyer, Buyer shall remit to Seller sums applicable to the period prior to the date of Closing. If less than the full amount due is collected, the deficiency shall be borne by the Buyer and Seller in the same ratio as then respective ownership periods bear to the period covered by such additional rent. Seller shall turn over any rent checks received by Seller after Closing for periods after the Closing, endorsed to Buyer, without recourse. This paragraph shall survive Closing.

     SECTION 6. Condition of Premises.

     6.1 Condition of Premises. Except as otherwise set forth in this Agreement, the Premises shall be sold and conveyed strictly on an "as is", "where is" and "with all defects" basis, without representation, warranty or covenant, express, implied or statutory, of any kind whatsoever, including, without limitation, representation, warranty or covenant as to condition (structural, environmental, mechanical or otherwise), past or present use, construction, development, lease performance, investment potential, tax ramifications or consequences, income, compliance with law, habitability, tenancies, merchantability or fitness or suitability for any purpose, all of which are hereby expressly disclaimed. Except as otherwise set forth in this Agreement, Buyer acknowledges that Seller has made no representations, warranties or covenants as to the compliance of the Premises with any federal, state, municipal or local statutes, laws, rules, regulations or ordinances, including, without limitation, those pertaining to construction, rent control, building and health codes, land use (or permits issued in connection therewith), zoning, lead paint, urea formaldehyde, asbestos, Environmental Conditions (as hereinafter defined), hazardous or toxic wastes or substances, Hazardous Materials, pollutants, contaminants, other environmental matters or any other matter.

     6.2 Environmental Matters.

     a. For purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state and local laws, rules, ordinances, regulations, governmental, administrative or judicial orders or decrees or other legal requirements of any kind governing pollution or contamination of the environment, occupational health and safety or protection of human health or the environment, presently in effect and hereafter adopted, including, but not limited to, the Federal Water Pollution Control Act, 33 U.S.C. sections 1231-1387 (the "FWPCA"); the Resource Conservation and Recovery Act, 42 U.S.C. sections 6901-6991 ("RCRA"); the Clean Air Act, 42 U.S.C. sections 7401-7642 (the "CAA"); the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. sections 6901-9675 ("CERCLA");; the Clean Water Act, 33 U.S.C.A. sections 1251 et seq.; the Clean Air Act, 42 U.S.C.A. sections 7401 et seq.; and all other laws and regulations relating to emissions, spills, leaks, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, possession, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Seller's has at all times since Seller began operating the Premises, operated the Premises in substantial compliance with all environmental permits and Environmental Laws applicable the Premises.

     b. For purposes of this Agreement, the term "Hazardous Materials" shall mean all chemical, biological, organic, inorganic or infectious pollutants, contaminants, hazardous, flammable or toxic substances, material or wastes or whatever kind or nature, whether liquid, solid or gaseous, including without limitation, pollutants, contaminants, substances, materials or wastes regulated under, defined, listed or included in any Environmental Laws, and for purposes of this Agreement, shall include any "hazardous substance," or "hazardous waste," as defined in the Environmental Laws, petroleum and petroleum products, natural gas or synthetic gas, material that is a source, special nuclear or by-product material, as defined by the Atomic Energy Act of 1954, 42 U.S.C.A. H 3011 et seq., and the regulations promulgated thereto and "hazardous chemical," as defined in 29 C.F.R.
          Part 1910. The foregoing notwithstanding, "Hazardous Materials" shall not include institutional size cleaning and building maintenance products; provided, however, that Seller's use, handling and storage of such materials are reasonably necessary for the proper operation the Premises and Seller's use, handling, storage and disposal of such materials are in compliance with all applicable laws, including, without limitation, applicable Environmental Laws.

     c. For purposes of this Agreement, "Release" shall mean any discharge, spill, leak, pumping, pouring, emitting, emptying, injection or dumping.

     d. For purposes of this Agreement, "Environmental Conditions" shall mean any environmental contamination or pollution of, or the Release of Hazardous Materials into, surface soils, subsurface soils, sewage systems, surface water, groundwater, land or air occurring or existing on or before the date of Closing or the existence of any Storage Areas (as defined below).

     e. For purposes of this Agreement, the term "Governmental Authority" includes the United States, the state, county, city, and political subdivisions in which the Premises are located or that exercise jurisdiction over the Premises, and any agency, court, department, commission, board, bureau or instrumentality or any of them that exercises jurisdiction over the Premises.

     f. Seller represents, warrants and covenants to Buyer that to Seller's best knowledge:

               i. Seller has not, with respect to the Premises: (1) entered into or been subject to any consent decree, compliance order, or administrative order; (2) received notice under the citizen suit provision of any Environmental Laws; (3) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim or suit from any governmental agency with respect to any Environmental Condition; or (4) been subject to or threatened with any governmental or citizen action.

     SECTION 7. Deed, Permitted Title Exceptions and Defects.

     7.1 Condition of Title. Seller shall convey such title as Seller has in and to the Premises subject to, and without limitation: (a) any and all provisions of any ordinance, municipal regulation, or public law; (b) any declarations, restrictions, covenants, matters and easements of record; (c) any state of facts which an accurate survey or personal inspection of the Premises might reveal;
(d) current  property taxes  (subject to adjustment  pursuant to Section 10) and
(e) the Lease and the tenant(s) in possession thereunder. It is agreed that if on or after February 1, 2008, there shall be a change in the provisions of any ordinance, municipal regulation or public law which shall have the effect of prohibiting Tenant from using the Premises or of giving Tenant the right to terminate its Lease, Buyer shall have the right to terminate this Agreement and receive a refund of its Deposit together with interest accrued thereon, providing notice of such termination is given within fifteen (15) Days following Buyer's receipt of actual notice thereof, but in no case later than the date of Closing.

     7.2 Title Objection. If a title examination by Buyer as of time of Closing discloses that title to the Premises is subject to encumbrances and defects not of record or in existence as of the date of this Agreement and as a result thereof, title is unmarketable (such event herein called a "Title Objection"), Buyer shall promptly notify Seller, and Seller may, at its option, exercise such efforts as it, in its sole discretion, deems appropriate to remove, remedy or comply with such Title Objection and Seller shall be entitled to an adjournment of the Closing for a period not to exceed thirty (30) Days, and the Closing shall be adjourned to such date as is established by the Seller. No matter shall be deemed to be a defect in title if, under the Standards of Title of the Connecticut Bar Association, such matter does not render title unmarketable. If Seller does not remove, remedy or comply with such Title Objection as of Closing (as the same may have been adjourned although Seller shall have no obligation to so adjourn), Buyer shall have, as Buyer's sole and exclusive remedy, the right and obligation to choose one of the following remedies:

          7.2.1 Close Transaction. Close the transaction on the terms herein provided and accepting, in full satisfaction of the Seller's obligation with respect to conveying title hereunder, such title to the Premises as the Seller can convey subject to such Title Objection; provided, however, that if such Title Objection shall be a lien or other encumbrance which can be removed, remedied or cured by the payment of a liquidated sum of money, then Seller shall be obligated to pay up to a cumulative total amount of $500,000 to cause such Title Objection to be removed, remedied or cured but Seller shall have no obligation to pay any sum in excess thereof nor take any action other than to pay, in total for all Title Objections, up to $500,000 (this provision shall not be applicable, however, to taxes, assessments, sewer use, fire district taxes and other governmental assessments which first accrue on or after the date hereof, each of which shall be adjusted in accordance with this Agreement); or

          7.2.2 Terminate Agreement. Terminate this Agreement.

     7.3 Prompt Exercise of Option. The Buyer shall select one of the above remedies as its sole and exclusive remedy promptly but in no event later than fifteen (15) Days following notice from Seller that it is unable or unwilling to cure such Title Objections, by delivering written notice of the Buyer's election to the Seller, but in no case later than the date of Closing as herein established. Failure of Buyer to make an election by written notice to the Seller within said fifteen (15) Day period (or if earlier, as of the date of Closing) shall be deemed to be an election by the Buyer to proceed pursuant to the remedy set forth in Section 7.2.1 above.

     7.4  Termination.  If Buyer shall elect to terminate this  Agreement  under
Section 7.2.2, Seller shall promptly instruct the Escrow Agent to refund to Buyer the Deposit together with interest accrued thereon, whereupon this Agreement shall cease, terminate and come to an end, and neither party shall have any further rights against or obligations to the other by virtue of this Agreement (subject, however, to any obligations of Buyer under this Agreement which shall expressly survive such termination).

     7.5 No Warranty. Except as otherwise provided in this Agreement, no provision herein shall be deemed to constitute a representation or warranty of Seller, or impose any obligation on Seller with respect to the condition or status of title to the Premises.

     7.6 Seller's Section 4.2(b) Covenant. The preceding limitation on Buyer's remedies in connection with a Title Objection shall not be deemed to limit, in any manner, Buyer's remedy for a breach by Seller of its covenant set forth in
Section 4.2(b) above, as to which Buyer shall have the above rights or, at its election, the rights afforded it under this Agreement for a breach of said covenant contained in Section 4.2(b) above.

     SECTION 8. Destruction and Condemnation.

     8.1 Destruction and Condemnation. Subject to the provisions of Section 8.2 below, in the event that any of the Premises are materially or wholly destroyed or damaged, by reason of fire, storm, accident or other casualty and are not restored to their present condition (ordinary wear and tear excepted) prior to the time of Closing, or should all or a material part of the Premises be taken by eminent domain or conveyed by Seller to a governmental or quasi governmental authority legally threatening condemnation thereof, this Agreement may be terminated at the sole election of the Buyer upon written notice to the Seller at any time prior to the Closing (and if earlier, not later than thirty (30) Days following Buyer's receipt of notice from Seller of such taking, conveyance or casualty), in which case the Seller shall refund the Deposit together with accrued interest thereon, whereupon this Agreement shall be deemed terminated and neither party shall have any further obligation or liability to the other, except that Buyer and Seller shall remain liable under any obligation contained in this Agreement which expressly survives the termination of this Agreement.

     8.2 Immaterial. In the event that the Premises is damaged or destroyed by fire or other casualty or taken by eminent domain proceedings prior to Closing, then unless the cost of repair or value of the taken portion is, as reasonably determined by Seller's insurance adjustor or the condemning authority, greater than 5% of the Purchase Price and the tenant under the Lease shall have the right to terminate the Lease on account thereof, such taking or casualty shall not be deemed material for purposes of this Agreement. Notwithstanding the foregoing, the term "material" as used in this Section 8 shall include, but not be limited to any taking or casualty which materially interferes with ingress and egress to or from the Premises or the buildings situated thereon or which reduces the amount of parking available at the Premises.

     8.3 Proceeds. Should such election or notice of termination not be made pursuant to Section 8.1 or should such casualty or condemnation be deemed immaterial, then this Agreement shall remain in full force and effect without reduction to the Purchase Price and the Seller shall turn over to the Buyer at the time of the Closing all monies paid to and actually received by Seller by reason of such damage or loss or such eminent domain proceedings, and the Seller shall further assign and transfer to the Buyer all right, title and interest in and to any additional money that may be payable under such insurance policies or by reason of such casualty or eminent domain proceedings to the extent such sums relate to the Premises in each case, however, subject to the rights of the Tenant under the Lease.

     SECTION 9. Adjustments.

     9.1 Custom of Bar Association. Subject to the provisions of this Section 9, all adjustments to the Purchase Price for property taxes, water and sewer charges, fuel, fire district taxes, governmental assessments, rents, alarm charges (if any) and other charges against the Premises will be made as of the time of the Closing in accordance with the regularly accepted practices of the Hartford County Bar Association. No adjustment shall be made for those items which the tenant pays directly to the charging authority nor to the extent the Seller has been reimbursed by the Tenant therefor. For purposes hereof, rents shall be adjusted based upon rents actually received only and shall be adjusted only to the extent the Seller shall have received the same from the Tenant. Seller shall be solely responsible for any and all recording fees related to the recording of any instruments required by this Agreement to release any existing mortgages or other liens or encumbrances on the Premises that must be released by Seller in connection with the Closing. Buyer shall assume and pay as partial consideration for the Premises but subject to adjustment as herein provided, the taxes and other adjustment items assessed but not yet payable.

     9.2 Special Provisions Concerning Conveyance Taxes; Real Property Taxes; Operating Expenses. Seller shall, to the extent required in connection with the recording of the Deed, pay all conveyance taxes imposed upon the Seller by the State of Connecticut and the Town in which the Premises is located. Adjustment for Real Estate Taxes shall be in accordance with local custom and the Seller represents that the Tenant under the Lease reimburses Seller for such taxes monthly, in arrears, and Seller represents that Seller has paid such taxes for the period January 1, 2008 through and including June 30, 2008. Buyer shall reimburse Seller for said taxes prorated based upon the period of time between the Closing and June 30, 2008, with further adjustment for the month in which the Closing occurred to the extent that the Tenant shall have made its monthly reimbursement payment to Seller therefor. The Seller represents that the Tenant under the Lease reimburses Seller monthly, in arrears, for insurance carried by the Seller. Seller represents it prepaid the insurance for the period ending on or about March 7, 2008 and agrees it shall cancel said insurance as of the Closing and reimburse Buyer at time of Closing for the prorated portion following the Closing of the Tenant's monthly payment for the month in which the Closing shall occur to the extent received by Seller (otherwise Buyer shall so reimburse Seller upon Buyer's receipt of said payment) and if the Closing shall be extended (although Buyer has no such right to require that it be extended) and Seller renews or replaces said policy, then the adjustment herein shall be applied to the new policy, premium and rent as aforesaid as of time of Closing. Seller represents that it has paid the January 1, 2008 sewer use tax and was reimbursed by the Tenant under the Lease therefor and the parties agree that no adjustment shall be made for the said sewer use tax. The Seller represents that utilities are not in Seller's name (but rather in Tenant's name or some party affiliated with the Tenant) and based on Seller's representation, the parties agree that no adjustment shall be made therefor at time of Closing. Seller shall deliver commercially reasonable documentation evidencing the representations contained in this Section 9.2 promptly upon request by Buyer.

     SECTION 10. Confidentiality.

     Buyer agrees to hold in confidence, until the Closing (except to the extent disclosure is required by law), any information or data relating to this Agreement, the Premises and the Lease obtained by Buyer. To the extent that the Buyer shall be obligated by applicable law to report any such information to any party, Buyer shall give Ten (10) Business Days prior notice thereof (or the maximum period legally permitted if the notification Buyer is obligated to make must be made in less than such Ten (10) Business Days) and Seller shall have the right to take such action as is legally permissible to postpone or not make such disclosure, or to make such disclosure, in each case in a manner that will relieve the Buyer from its obligation to do so. Buyer shall have no right to communicate with tenants of the Premises or governmental or quasi-governmental authorities without the prior consent of the Seller and then only upon such terms as Seller shall reasonably establish. Notwithstanding the foregoing, Buyer shall have the right to reveal such information or data relating to this Agreement, the Premises and the Lease to Buyer's due diligence providers, lenders, shareholders, officers, and director, attorneys, accountants, tax advisors and contractors as shall be reasonably necessary so as to conduct Buyer's due diligence investigation and to facilitate this transaction although Buyer shall instruct such parties to maintain such information in confidence. The provisions hereof shall survive the termination of this Agreement, but not the consummation of the Closing hereunder.

     SECTION 11. Defaults and Remedies.

     11.1. Buyer's Default. Because (i) anticipated damages hereunder are uncertain in amount and difficult to prove, (ii) the parties hereto wish to liquidate said damages in advance, and (iii) the Deposit paid pursuant to this Agreement is not greatly disproportionate to the damage reasonably anticipated in the event of Buyer's default, it is further agreed that if the Buyer defaults in the performance of Buyer's obligations pursuant to this Agreement, Seller's sole and exclusive remedy shall be to cancel this Agreement and retain the Deposit together with interest accrued thereon as liquidated damages provided however, that before Buyer shall be deemed in default hereof, Seller shall give Buyer written notice thereof and an opportunity to cure the same not to exceed the earlier to occur of the date of Closing or ten (10) Days following the date of such notice (or such shorter period as is reasonable in the case of an emergency or if the possibility of liability to Seller shall exist) but in no case beyond the date of Closing and only to the extent that the funding time for Seller's loan payoff can be achieved on that date (unless Buyer shall pay the "Excess Payoff Cost" as hereinafter defined as an additional cost of cure in which case the cure period may be extended the full ten days including the portion thereof which extends beyond the date and time of Closing necessary to pay the loan off in a timely fashion), and if Buyer shall cure such default within said period and shall pay to Seller the Excess Payoff Cost if applicable, then Buyer shall not be deemed in default hereof. In order for Buyer to extend the aforesaid cure period for the full ten days inclusive of the portion thereof which extends beyond the date of Closing and the wire time on the date of Closing, Buyer must pay to Seller, in addition to all other sums due Seller hereunder and as an additional cost of cure, the difference between what Seller would have been obligated to pay its mortgage lender as a full payoff of the loan had the loan been paid off on March 3, 2008 on or before 2:00 pm North Carolina time as required by this Agreement and the actual cost of the payoff when finally made (such excess cost being referred to herein as the "Excess Payoff Cost") which sum shall be due and payable together with and as and when the payment of the Purchase Price is required to be made pursuant hereto. In no case shall the Excess Payoff Cost be a negative number. The payoff amounts utilized for the aforesaid Excess Payoff Cost calculation shall be as established by the said mortgage lender in its payoff letter to the Seller. The Buyer also acknowledges and agrees that Seller shall have the right in such case to reschedule the Closing for a date in which its loan may be repaid taking into consideration any advance notice required by its lender, but not later than thirty one (31) Days after the expiration of the ten (10) Day cure period.

     11.2  Seller's  Default.  In the  event of a  default  by  Seller,  Buyer's remedies for any breach of this Agreement by Seller shall include without limitation the return of the Deposit and accrued interest thereon, plus the cost of Buyer's title searches, due diligence investigation, environmental investigation and survey, an action for breach of any representation, warranty or covenant by Seller contained in this Agreement or an action for specific performance together with an award for the costs of bringing such action subject, nevertheless, to any express limitation thereon contained elsewhere in this Agreement; provided however, that before Seller shall be deemed in default hereof, Buyer shall give Seller written notice thereof and an opportunity to cure the same not to exceed the earlier to occur of the date of Closing or ten
(10) Days following the date of such notice (or such shorter period as is reasonable in the case of an emergency or if the possibility of liability to Buyer shall exist) and if Seller shall cure such default within said period, then Seller shall not be deemed in default hereof. This Section 11.2 shall survive the termination of this Agreement.

     SECTION 12. Miscellaneous.

     12.1. Entire Agreement. This Agreement (including any Riders, Exhibits and Schedules attached hereto) contains the entire agreement by and between the parties concerning this transaction, and supersedes any and all previous agreements, written or oral, between said parties and concerning this transaction.

     12.2. Survival. It is explicitly agreed between the parties that except as otherwise set forth in this Agreement to the contrary, the representations, warranties and indemnifications contained herein shall merge in the Deed, and shall not survive the execution and performance of this Agreement and delivery of the Deed. The preceding shall not limit other provisions in this Agreement relating to survival.

     12.3. Modification.There may be no modification of this Agreement except in writing, and signed by the parties hereto.

     12.4. Inurement.The rights and obligations contained herein shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

     12.5. Severability.It is understood and agreed by the parties that if any part, term or provision of this Agreement is held by any court to be invalid, illegal or in conflict with any applicable law, the validity of the remaining portions or provisions of this Agreement shall not be affected and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be invalid, illegal, or in conflict with the applicable law.

     12.6. Waiver.No waiver of any breach of any agreement or provision contained in this Agreement shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision contained in this Agreement. No extensions of time for performance of any obligations or acts shall be deemed an extension of time for performance of any other obligations or acts.

     12.7. Connecticut Law Governs.This Agreement shall be governed by, interpreted under, and construed and enforced exclusively in accordance with the provisions hereof and the laws of the State of Connecticut applicable to agreements made and to be performed wholly within the State of Connecticut.

     12.8. Terminology.All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, and to the singular or plural, as the identity of the parties may require.

     12.9.   Captions.The  captions  to  Sections  of  this  Agreement  are  for
convenience  of  reference   only,  and  shall  not  be  deemed  to  affect  the
interpretation, meaning or construction of any of the provisions of this Agreement.

     12.10.  Multiple  Originals.This   Agreement  shall  be  executed  in  four
duplicate counterparts, each of which when executed and delivered shall be deemed an original.

     12.11. Drafting Roles.The parties agree that each has played a material role in the negotiation and drafting of this Agreement, and that the document shall not be construed against any party merely because of that party's role in the drafting thereof.

     12.12. Ejusdem Generis.The rule of ejusdem generis shall not be applied to limit the generality of a term when followed by specific examples.

     12.13. Notice.Any notice required hereunder shall be effective upon receipt or rejection if sent certified mail, return receipt requested, or via an overnight courier service, if addressed to either Buyer or Seller at the following addresses:

If to Buyer:                        Jerome S. Cooper
                                    c/o GTJ REIT, Inc.
                                    444 Merrick Road, Suite 370
                                    Lynbrook, NY 11563
                                    Fax:  (718) 739-3361

with a copy to:                     Paul Cooper
                                    c/o Lighthouse Real Estate Ventures, Inc.
                                    60 Hempstead Avenue
                                    West Hempstead, NY 11552
                                    Fax:  (516) 693-5501

with a copy to:                     Eric C. Rubenstein, Esq.
                                    Ruskin Moscou Faltisheck, P.C.
                                    1425 RexCorp Plaza, East Tower, 15th Floor
                                    Uniondale, New York 11556-1425
                                    Fax:  516-663-6713

If to Seller, to:                   Eight Farm Springs Associates, LLC
                                    c/o ESCO Realty, Inc.
                                    330 Whitney Avenue, Suite 450
                                    Holyoke, Massachusetts 01040
                                    Attention: Edward K. Savides
                                    Fax:  413-533-8883

with a copy to:                     AFI, Inc.
                                    2150 Post Road
                                    Fairfield, Connecticut 06430
                                    Attention: Anthony F. Izzo
                                    Fax:  203-256-1503

with a copy to:                     David R. Glissman, Esq.
                                    MacDermid, Reynolds & Glissman, P.C.
                                    86 Farmington Avenue
                                    Hartford, CT  06105
                                    Fax:  860-547-1191

     The addresses and person to whom notice is to be given may be changed by a notice from the applicable party complying with the terms hereof. Any notice which is not delivered after the second attempt to deliver and any notice which is expressly rejected by the recipient or its office shall be deemed "rejected" for purposes hereof. A notice executed by a party's attorney given in accordance with the terms hereof shall be deemed valid notice on behalf of such party.

     12.14. Recording.Buyer agrees that Buyer shall not record this Agreement or any notice or memorandum hereof, and should Buyer so record, Buyer shall at Seller's option be deemed in default hereof and this Agreement shall, at Seller's option and by instrument unilaterally executed by Seller and recorded, be terminated and shall not be an encumbrance upon title to the Premises. Buyer shall be responsible for all actual and consequential damages resulting from any such recording by Buyer.

     12.15. Attorney's Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs.

     12.16.  No  Partnership.Nothing   contained  in  this  Agreement  shall  be
construed to create a partnership or joint venture between the parties or their successors in interest.

     12.17. Assignment.Buyer shall not assign this Agreement without the prior written consent of Seller, provided that Buyer shall have the right to form an entity to acquire title to the Premises and assign this Agreement thereto at time of Closing and in such case, Buyer and such assignee shall be jointly and severally liable hereunder. No such assignment shall be valid until Seller receives notice thereof and the assignee assumes this Agreement and agrees to be jointly and severally bound with Buyer hereunder in a signed writing prepared by the Seller. Any assignment in violation of the terms hereof shall be deemed null and void.

     12.18. Broker. Buyer and Seller represent and warrant to each other that neither has dealt with any broker or other intermediary in connection with this transaction other than CB Richard Ellis, Inc. ("Seller's Broker"). Buyer and Seller shall indemnify, defend and save each other harmless against any costs, claims or expenses (including reasonable attorney's fees) arising out of the breach on their respective parts of any representation, warranty or agreement contained in this Section 12.18. Seller agrees to pay, pursuant to a separate agreement between Seller and Seller's Broker, the commission payable to Seller's Broker, if and when the Closing shall be consummated and the Purchase Price is received by the Seller, and shall indemnify, defend and hold Buyer harmless with respect thereto. This Section 12.18 shall survive the Closing.

     12.19. Patriot Act/Buyer. Buyer represents, warrants and covenants that neither Buyer nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) ("Order") and all applicable provisions of Title III of the USA

Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of "Designated Nationals" as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including, without limitation, the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. sections 1701-06; the unrepealed provision of the Iraqi Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. ss. 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. sections 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. sections 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-201, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. sections 5311 et. seq.). Buyer shall indemnify and hold Seller harmless from and against all losses, damages, liabilities, cost and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by Seller and/or its affiliates that derive from a claim made by a third party against Seller and/or its affiliates arising or alleged to arise from a misrepresentation made by Buyer in this Section or a breach of any covenant to be performed by Buyer pursuant to this Section. The provisions of this subsection shall survive Closing.

     12.20. Patriot Act/Seller. Seller represents, warrants and covenants that neither Seller nor any of its members (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC) pursuant to the Order and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of "Designated Nationals" as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including, without limitation, the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. sections 1701-06; the unrepealed provision of the Iraqi Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. ss. 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. sections 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. sections 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-201, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. sections 5311 et. seq.). Seller shall indemnify and hold Buyer harmless from and against all losses, damages, liabilities, cost and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by Buyer and/or its affiliates that derive from a claim made by a third party against Buyer and/or its affiliates arising or alleged to arise from a misrepresentation made by Seller in this Section or a breach of any covenant to be performed by Seller pursuant to this Section. The provisions of this subsection shall survive Closing.

     12.21 Tax Deferred Exchange. Buyer hereby acknowledges that the Seller may elect to complete an Internal Revenue Code Section 1031 tax deferred exchange in connection with the transaction contemplated by this Agreement (such election may be with respect to all of the Premises or only a portion thereof). The parties agree that the Seller's rights and/or obligations under this Agreement may be assigned or partially assigned to an intermediary of the Seller's choice for the purpose of completing such an exchange, and that the Seller may take and require the Buyer, at Seller's sole cost and expense to take such other actions as are reasonably required to consummate such an exchange. Buyer agrees to cooperate with the Seller and the intermediary in a manner reasonably necessary to complete the exchange provided that such cooperation does not cause Buyer to incur any additional liability, does not delay the transaction contemplated herein and does not cost Buyer any additional sum which Seller does not agree to pay on Buyer's behalf.

     12.22 Condition of Premises at Closing and Interim Management. Except as otherwise provided for above concerning Casualty and Condemnation, Seller shall convey the Premises and Buyer shall acquire and assume the same in their then condition as of Closing. Seller has no obligation to deliver the same in "broom clean" condition, nor shall Seller have any obligation to remove any item therefrom. Buyer acknowledges and accepts the possibility that some items, aspects or components of the Premises may not be in good or working condition, or in the same condition as when inspected by the Buyer and Seller shall have no obligation to Buyer in connection therewith. There shall be no reduction to the Purchase Price therefor. Seller shall continue to operate and manage the Premises as applicable as it has previously so operated and managed the same and Buyer shall have no rights or claims in connection therewith. Notwithstanding the foregoing, Seller shall have no obligation to make any repairs or capital improvements between the date of this Agreement and Closing nor take any action that would cause Seller to incur financial obligation which Seller is unwilling in its discretion to incur. Notwithstanding the preceding, if as of the date of Closing, there shall be a material adverse change in the condition of the Premises from that which exists as of the date hereof and the Tenant is not obligated under its Lease to repair same, or if the Tenant shall be in default of the Lease pursuant to Section 12 thereof, then Buyer shall have the right, but not the obligation, to terminate this Agreement and receive a refund of its Deposit together with interest accrued thereon whereupon neither Seller nor Buyer shall have any further obligation or liability to the other hereunder except for such obligations of the Buyer which shall expressly survive the termination of this Agreement. The failure to so terminate shall constitute Buyer's election to proceed with the Closing subject to such default and without further obligation on the part of the Seller. Seller shall, throughout the term of this Agreement, promptly provide Buyer with copies of any notices received from Tenant or sent by Seller to Tenant.

     12.23 Due Diligence Materials. The parties acknowledge that Seller has assembled and made available to Buyer certain documentation concerning the
Premises, including, without limitation, various third party reports. All materials made available to the Buyer or its representatives are collectively referred to herein as "Confidential Information". Except as otherwise provided in this Agreement, neither Seller nor any of its partners and managing partners, nor any of its or their officers, directors, shareholders, employees, agents, advisors, contractors, professionals or any others associated therewith make any representations or warranties of any kind or type with respect to the Confidential Information or any other matter with respect to the Premises , including, without limitation, the adequacy, completeness or accuracy of any of the Confidential Information. Buyer agrees that it has no right to rely on such Confidential Information and it shall independently verify any and all information contained therein to the extent desired by Buyer. Buyer hereby unconditionally and irrevocably releases Seller and its partners and managing partners, and their officers, directors, shareholders, employees, agents, advisors, contractors, professionals or any others associated therewith and its and their respective heirs, successors and assigns, from any and all claims now or hereafter arising in connection with the Confidential Information, including, without limitation, any claims associated with Buyer's reliance upon the same (although the preceding reference to reliance shall in no manner be construed as permitting or consenting to any such reliance). Buyer shall promptly upon the termination of this Agreement, return all the Confidential Information to Seller such that following termination, neither Buyer nor any other party associated with Buyer shall have any Confidential Information.

     12.24 Tenant Estoppel and Tenant Affidavit. Seller agrees to deliver an Estoppel Certificate in the form of Schedule 12.24 attached hereto to Tenant and request that Tenant execute and deliver same to Seller for delivery to Buyer (the "Estoppel Certificate"). Seller agrees to request that Tenant execute and deliver a title affidavit as required of Tenant pursuant to Section 4 of the First Lease Amendment or in lieu thereof as contemplated by said Section 4, to execute and deliver the indemnity or other agreement referenced therein (collectively referred to as the "Tenant Title Affidavit"). If at time of Closing, or prior thereto upon notice to Buyer from Seller, Seller is unable to deliver the (i) Estoppel Certificate in form materially similar to that attached hereto as Schedule 12.24 without materially adverse information reported thereon and (ii) applicable Tenant Title Affidavit sufficient to permit the Buyer's title insurance company to take no exception for mechanics liens on Buyer's and its lender's, if any, title insurance policy, then Buyer shall have the right, but not the obligation, to terminate this Agreement and receive a refund of the Deposit paid hereunder together with interest accrued thereon provided that notice of such termination is made and given not later than the earlier to occur of the Closing or ten (10) Days following Seller's notice to Buyer that it will not deliver the Tenant Title Affidavit or Estoppel Certificate in compliance herewith. If Buyer shall fail to give such notice of termination as and when required hereby, then this provision shall be null and void and Buyer shall proceed to consummate the Closing without the benefit of the applicable instrument. It is expressly understood and agreed that Seller shall have no liability or obligation to Buyer in connection with the Estoppel Certificate and Tenant Title Affidavit other than to make such delivery and request as aforesaid.

     12.25. Post Closing Audit. Seller covenants and agrees (i) to provide to Buyer its income and expense statement for 2007 within 30 days after the Closing and (ii) to provide reasonable access to Buyer and its accountants and auditors to Seller's books and records for the purpose of auditing (as and to the extent required under applicable securities laws and regulations) Seller's income and expense statements for the Premises for the years 2005, 2006 and 2007, all at Buyer's sole cost and expense, which covenants shall survive the Closing.

     12.26 SUBMISSION OF THIS AGREEMENT FOR DISCUSSION ONLY. THE SUBMISSION BY SELLER TO BUYER OF THIS AGREEMENT IN UNSIGNED FORM SHALL BE DEEMED TO BE A SUBMISSION SOLELY FOR BUYER'S CONSIDERATION AND NOT FOR ACCEPTANCE AND EXECUTION. SUCH SUBMISSION SHALL HAVE NO BINDING FORCE AND EFFECT, SHALL NOT CONSTITUTE AN OPTION OR OFFER OR ACCEPTANCE OF ANY OFFER, AND SHALL NOT CONFER ANY RIGHTS UPON BUYER OR IMPOSE ANY OBLIGATIONS UPON SELLER IRRESPECTIVE OF ANY RELIANCE THEREON, CHANGE OF POSITION OR PARTIAL PERFORMANCE. THE SUBMISSION BY SELLER OF THIS AGREEMENT FOR EXECUTION BY BUYER AND THE ACTUAL EXECUTION AND DELIVERY THEREOF BY BUYER TO SELLER SHALL SIMILARLY HAVE NO BINDING FORCE AND EFFECT ON SELLER UNLESS AND UNTIL SELLER SHALL HAVE EXECUTED THIS AGREEMENT AND THE DEPOSIT SHALL HAVE BEEN RECEIVED BY THE ESCROW AGENT AND A COUNTERPART HEREOF SHALL HAVE BEEN DELIVERED TO BUYER. SELLER EXPRESSLY RESERVES THE RIGHT TO CONTINUE TO MARKET THE PREMISES THROUGHOUT THE TERM HEREOF BUT AGREES THAT IT SHALL NOT EXECUTE ANY PURCHASE AND SALE AGREEMENTS WITH ANY OTHER PARTY PRIOR TO THE DATE ESTABLISHED HEREIN FOR CLOSING.


                            SIGNATURE PAGE TO FOLLOW

     IN WITNESS WHEREOF, the Buyer and Seller have duly executed this Real Estate Purchase and Sale Agreement on the date first above mentioned.


                                     SELLER:
                                     Eight Farm Springs Road Associates, LLC
                                     By: Eight Farm Corporation, its managing
                                         member


                                     BY:  /s/ Edward K. Savides
                                        --------------------------------------
                                           Edward K. Savides, its President



                        Signatures Continued on Next Page

           Signature Page for Real Estate Purchase and Sale Agreement
                                 By and Between
        Eight Farm Spring Road Associates, LLC and Farm Springs Road LLC
                                    Continued


                                                  BUYER:

                                                  Farm Springs Road LLC
                                                  By GTJ REIT, Inc.
                                                  its sole member

                                                  By: /s/ Jerome Cooper
                                                     --------------------------
                                                     Jerome Cooper,  President

                         EXHIBITS HAVE NOT BEEN INCLUDED